Exhibit 16 – Auditor’s Letter

MOORE & ASSOCIATES CHARTERED
          ACCOUNTANTS AND ADVISORS
2675 S. Jones Boulevard
Suite 109
Las Vegas, Nevada 89146

August 6, 2009

U.S. Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549

Re: Valiant Healthcare, Inc.

Dear Sirs:

We were previously the principal auditors for Valiant Healthcare, Inc. and we reported on the financial statements of Valiant Healthcare, Inc. for the period from inception, June 24, 2008 to March 31, 2009. We have read Valiant Healthcare’s statements under Item 4 of its Form 8-K, dated August 6, 2009, and we agree with such statements.

For the most recent fiscal period through to August 6, 2009, there have been no disagreements between Valiant Healthcare, Inc. and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

/s/ Moore & Associates Chartered
Las Vegas, Nevada